                          SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of
                         the Securities Exchange Act
                          of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14(a)(6)(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          University Bancorp, Inc.
              (Name of Registrant as Specified In Its Charter)

         ___________________________________________________________
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
                 1) Title of each class of securities to which transaction
                    applies:
                             N/A

                 2) Aggregate number of securities to which transaction
                    applies:
                             N/A

                 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
                             N/A

                 4) Proposed maximum aggregate value of transaction:
                             N/A

                 5) Total fee paid:
                             N/A

                 [ ]  Fee paid previously with preliminary materials.
                 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,or the Form or Schedule and the date of its filing.
                 1)  Amount Previously Paid:      N/A
                 2)  Form, Schedule or Registration Statement No.: N/A
                 3)  Filing Party:       N/A
                 4)  Date Filed:         N/A

                           PRELIMINARY PROXY MATERIAL

                            UNIVERSITY BANCORP, INC.
                                959 Maiden Lane
                           Ann Arbor, Michigan 48105
                                 (734) 741-5858

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT
                                  June 9, 1998

To the Holders of Common Stock of University Bancorp, Inc.:

     The Annual Meeting (the "Meeting") of Stockholders of University Bancorp, Inc. (the "Company") will be held at the main office of University Bank, the Company's bank subsidiary, 959 Maiden Lane, Ann Arbor, Michigan 48105, at 12:00 noon, local time, on Monday, June 9, 1997 for the following purposes:

     1. To elect eight directors to serve until the next Annual Meeting of Stockholders;

     2. To consider a proposal to amend Article FOURTH of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 2,500,000 to 5,000,000 and to increase the total number of authorized shares of capital stock from 3,000,000 to 5,500,000; and

     3. To transact such other business as may properly come before the Meeting.

     The Board of Directors has set 5:30 p.m. Central Standard Time, on April 27, 1998 as the record date for the determination of the stockholders entitled to vote at the Meeting. All stockholders as of the record date are entitled to receive this notice. The Proxy Statement and form of proxy for the Meeting are being mailed with this notice and the initial mailing including the Proxy Statement and form of proxy will be sent to stockholders on approximately May 5, 1998.

                                             By order of the Board of
                                               Directors,

                                             Joseph L. Ranzini,
                                             Secretary

April 27, 1998

If you wish to participate in the vote on the matters coming before the Annual Meeting and do not intend to attend in person, please mark, sign and date the enclosed form of proxy and return it promptly to the Company, c/o University Bank, 959 Maiden Lane, Ann Arbor, Michigan 48105.

                            UNIVERSITY BANCORP, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 9, 1998

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
General Information                                                         2

Election of Directors                                                       3

Proposal 2: Proposal to Amend Article FOURTH of the Company's
  Certificate of Incorporation                                              7

Security Ownership of Certain Beneficial
  Owners and Management                                                     10

Executive Officers                                                          12

Executive Compensation                                                      12

Section 16(a) Beneficial Ownership Reporting Compliance                     16

Compensation Plans                                                          16

Certain Relationships and Related Transactions                              18

Independent Public Accountants                                              21

Other Matters                                                               21

                              GENERAL INFORMATION

                 By appointing "proxies", stockholders may vote their shares at the Annual Meeting of Stockholders (the "Meeting") of University Bancorp, Inc. (the "Company"), which is scheduled to be held on June 9, 1998 and any adjournments thereof, whether or not they attend. With this Proxy Statement, the Company's Board of Directors provides information on the items of business scheduled for the Meeting and asks you to appoint proxies selected by the Board of Directors to vote your shares. The Company's Board of Directors is soliciting your proxy. The cost of such solicitation is being paid for by the Company.

                 The proxies will vote your shares according to your instructions. The Board of Directors recommends a vote:

                 1) "FOR" the election of each of the nominees for election as directors of the Company indicated in the accompanying form of proxy. You may vote "FOR" or "WITHHOLD" as to all or any one or more nominees for election as directors.
                 2) "FOR" Proposal 2, that is, approval of the amendment of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 2,500,000 to 5,000,000. You may vote "FOR" or "AGAINST" or "ABSTAIN" with respect to Proposal 2;
                 You have one vote for each share of Common Stock, par value $.01 per share, of the Company ("Common Stock") registered in your name on the Company's books on April 27, 1998 at 5:30 p.m., Central Standard Time, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At that time, the Company had 2,000,840 shares of Common Stock outstanding and entitled to vote.

                 If you wish to participate in the vote on the matters coming before the Meeting, please sign, date and promptly return your form of proxy to the Company, c/o University Bank, 959 Maiden Lane, Ann Arbor, Michigan 48105.

                 If you return a properly signed and dated form of proxy but do not mark any choices for the election of directors or for Proposal 2, your shares will be voted in accordance with the recommendations of the Board of Directors as to such election, and "FOR" approval of the proposed amendment to the Certificate of Incorporation.

                 You may revoke the proxy solicited by the Board of Directors before its exercise by delivering written notice of such revocation to the Company c/o University Bank, 959 Maiden Lane, Ann Arbor, Michigan 48105, or by submitting a subsequently dated proxy, or by attending the Meeting and voting by ballot.

                 Directors will be elected by plurality of the votes of Common Stock cast at the Meeting. Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock as of the record date for the Meeting. For these purposes, abstentions and broker non-votes are not considered votes cast.

                 All per share and share amounts in this Statement have been adjusted for the 3 for 2 stock split effected in the form of a 50% stock dividend paid by the Company on February 24, 1998.

PRESENTATION OF
PROPOSALS OF STOCKHOLDERS

                 It is expected that the next annual meeting of stockholders of the Company will be held in the 1999 calendar year. Proposals of stockholders to be presented at such annual meeting must be received by the Company prior to February 1, 1999 to be included in the Company's proxy statement and form of proxy for such annual meeting. The notice and any such proposal must comply with the applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

CORPORATE GOVERNANCE - ATTENDANCE
AT BOARD OF DIRECTOR MEETINGS

                 The Board of Directors oversees the management of the business of the Company. The Board of Directors had no audit or nominating committees during the fiscal year ended December 31, 1997. The Compensation Committee of the Board of Directors consists of three members of the board, presently Messrs. Stephen Lange Ranzini, Joseph L. Ranzini and Michael Talley. The Compensation Committee met once and all members of this committee attended each meeting. The Board of Directors held a total of 3 meetings during the 1997 fiscal year. All directors attended each meeting, except three of the nine directors (Keith Brenner, Robert Goldthorpe and Dr. Joseph Lange Ranzini) attended 2 of the 3 meetings as a result of conflicting travel plans.

COMPENSATION OF DIRECTORS

                 Directors are not compensated for attendance at meetings, although they are reimbursed for travel expenses.

ELECTION OF DIRECTORS

                 The Board of Directors recommends a vote "FOR" the slate of eight directors named below. Biographical information is included below for each nominee. Persons elected at the Meeting will hold office until a successor is elected or until earlier resignation or removal. In the event that any of these director nominees becomes unavailable to serve, proxies will be voted for the election of such other person(s) as may be recommended by the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY

                 Stephen Lange Ranzini, age 33, has been President, CEO and a director of the Company or its Predecessors since July 1988, and served as the Treasurer of the Company and its Predecessors from July 1988 to December 1995. Since May 1993, Mr. Ranzini has also served as the Treasurer and a Director of Michigan BIDCO, Inc. (the "BIDCO"), a community development lending organization described further below. Since December 1995, Mr. Ranzini has been Treasurer and a Director of Northern Michigan Foundation, a non-profit organization which shares common senior management with BIDCO. Since March 1994 Mr. Ranzini has served as a director of University Bank and has held various senior management positions with the bank, including that of President of the Bank between October 1994 and November 1995 and again since November 1997. Between December 1995 and October 1997 he served as the Bank's Senior Vice President - Mortgage Banking, supervising the Bank's subsidiaries: Arbor Street LLC, Midwest Loan Services, Inc., Varsity Funding, LLC., and Varsity Mortgage, LLC. He is the son of Joseph L. and Mildred Ranzini and the brother of Joseph Lange Ranzini and Paul Lange Ranzini.
                 Since July 1991, Mr. Ranzini has been a director of CityFed Financial Corp., a former savings and loan holding company now based in Massachusetts. Since May 1997 he has been a director of MFC, Inc., a Toronto Stock Exchange listed financial services company based in Toronto, Canada. Related to his duties for BIDCO, Mr. Ranzini also serves as a director or officer of two northern Michigan based firms: a tissue paper mill and an ABC-TV broadcast affiliate.

                 Joseph L. Ranzini, Esq., age 69, has been Chairman of the Board, a director and Secretary of the Company or of predecessor corporations merged into the Company (the "Predecessors") since July 1988. Mr. Ranzini has been a Director of University Bank (the Company's subsidiary) since July 1988 and served as Chairman of the Board from March 1994 to January 1996 and Secretary since November 1997. Since May 1993, Mr. Ranzini has served as the President and Chairman of the Board of Michigan BIDCO, Inc. Since December 1995, Mr. Ranzini has been President and Chairman of the Board of Northern Michigan Foundation. Mr. Ranzini maintained a private law practice in New Jersey from 1965 until June 1991.

                 Keith Brenner, age 53, has served as a director of the Company or its Predecessors from October 1985, and also as the President and Treasurer of the Company or its Predecessors (the Company was then known as Fortune 44 Company, and manufactured and sold fortune cookies) from inception until December 31, 1989. Prior to forming the Company, Mr. Brenner was employed by Celestial Seasonings, Inc., a tea manufacturer located in Boulder, Colorado, from 1980 to 1985 as Vice President of Marketing and Vice President of Corporate Development. Since the fourth quarter of 1988, Mr. Brenner has been President and owner of Brenner & Associates, a strategic planning and marketing consulting firm, located in Boulder, Colorado.

                 Robert Goldthorpe, age 61, has served as a director of the Company since April 1996. Mr. Goldthorpe also served as a Director of University Bank from September 1992 to January 1996. For more than the past five years, Mr. Goldthorpe has been President of Goldthorpe Enterprises, a diversified holding company with operations in the central and eastern portion of the Upper Peninsula of Michigan, with investments in hotels, restaurants, apartment buildings, a hardware store, and the construction and contracting business.

                 Dr. Joseph Lange Ranzini, age 38, has served as a director of the Company since April 1996. A graduate of Dartmouth College in 1982, he earned his M.D. from the University of Virginia in 1986, and completed his residency with a specialty in General Surgery at Mary Imogene Bassett Hospital, an affiliate of Columbia University in Cooperstown, New York, in 1992. Since that time he has been in a general surgery private practise at Augusta Medical Center in Fishersville, Virginia. He is the son of Joseph L. and Mildred Ranzini and the brother of Stephen Lange Ranzini and Paul Lange Ranzini.

                 Mildred Lange Ranzini, age 66, has been a director of the Company or its Predecessors since July 1988, and has served as Assistant Secretary since January 1990. Mrs. Ranzini holds a M. Div. from Princeton Theological Seminary, a Masters Degree in Education from Columbia University and a B.A. from Wellesley College. Mrs. Ranzini has not otherwise held an active business position during the prior five years.

                 Prof. Paul Lange Ranzini, age 36, has served as a director of the Company since April 1996. He is a Musicology Editor at A-R Editions and a Doctoral Candidate in Music History and Theory at the University of Chicago.
He has attended the University of Chicago since 1989, except in 1994 and 1995, when he earned a Fulbright Fellowship to Germany for Dissertation Research. At the University of Chicago, he was also employed part-time as the computer data center manager at the University's International House. From 1984 to 1988 he was a graduate student at the University of Michigan in Ann Arbor, Michigan, where he earned two Masters, an M.A. in Musicology and an M.M. in Organ and Church Music. From 1979 to 1983 he was a student at the College of William and Mary, where he received a B.A. in Philosophy. He is the son of Joseph L. and Mildred Ranzini and the brother of Stephen Lange Ranzini and Joseph Lange Ranzini.

                 Michael Talley, age 47, has served as a director of the Company or its Predecessors since 1988. Since March 1990, Mr. Talley has served as an Account Executive at Ladenburg, Thalmann & Co. Inc. in New York, New York. Between February 1988 and March 1990 Mr. Talley served as an Account Executive at Oppenheimer & Co., Inc. in New York, New York. For more than five years until February 1988, he served as an Account Executive at L.F. Rothschild Unterberg Towbin in New York, New York. Mr.

Talley is a native of Detroit, Michigan, and a graduate of Michigan State University, in East Lansing, Michigan.

                 There is no family relationship between any current director or executive officer of the Company and any other current director or executive officer of the Company, except as indicated above.


 PROPOSAL 2: PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 2,500,000 TO 5,000,000.

                 The Company is currently authorized to issue 2,500,000 shares of its Common Stock, par value $.01 per share ("Common Stock"), of which 2,000,840 shares of Common Stock were issued and outstanding as of March 31, 1998. In addition, the Company has reserved for future issuance up to 495,435 additional shares of Common Stock under the terms of its 1995 Stock Plan.
                 The Company is also currently authorized to issue 500,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock"). The Preferred Stock is so-called "blank check" Preferred Stock, and the Board of Directors is authorized to determine the respective preferences, limitations and relative rights of each possible future series of the Preferred Stock, including without limitation voting rights, dividend rates and preferences, liquidation preferences, conversion rights and redemption rights. Such rights as so determined, may be senior to those of the Common Stock and, among other matters, could reduce the amount available for dividends on or payable upon liquidation to the Common Stock and/or dilute the voting power of the Common Stock. In July 1994, the Board of Directors designated a series of 20,000 shares of the Preferred Stock as Series 2 6% Cumulative Convertible Preferred Stock, carrying a liquidation preference of $100 per share, and a cumulative dividend rate of $6.00 per share, in each case senior to the Common Stock, and the right to convert shares of such series of Preferred Stock into Common Stock at the rate of $4.67 per share (after giving effect to the Stock Split noted below). Shares of such series of Preferred Stock are also redeemable at the option of the Company under certain circumstances at a price of $100 per share plus accrued but unpaid dividends. No shares of this series of Preferred Stock have ever been issued.
                 In February 1998, the Company effected a three-for-two stock split of the outstanding Common Stock by means of a 50% stock dividend (the "Stock Split"). As a result of the Stock Split, the number of outstanding shares of Common Stock was increased and the relative number of authorized but unissued shares of Common Stock was substantially reduced. The Stock Split was effected in order to comply with one of the new requirements for continued listing of the Common Stock on the NASDAQ Small Cap Stock Market, specifically the requirement that a listed company have at least 500,000 shares of Common Stock in its public float.

                 The Board of Directors has determined that it would be advisable and in the best interest of the Company to increase the number of authorized shares of Common Stock from 2,500,000 shares to 5,000,000 shares in order to provide the Company with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs, including without limitation possible stock dividends or possible future stock splits effected through the mechanism of a stock dividend, employee incentive and benefit plans, consummation of acquisitions or obtaining additional financing, in each case at times when the Board, in its discretion, deems it advantageous to do so. The increase could also facilitate the possible future use of the Company's authorized but unissued class of 500,000 shares of Preferred Stock. As noted above, the terms of the Preferred Stock may be set by the Board of Directors and may include a feature allowing conversion into shares of Common Stock.
                 Accordingly, the Board of Directors has approved an amendment to the Company's Certificate of Incorporation that would increase the number of the Company's authorized shares of Common Stock from 2,500,000 shares to 5,000,000 shares and correspondingly increase the total number of authorized shares of capital stock from 3,000,000 shares to 5,500,000 shares. If the amendment is approved by the stockholders, the Certificate of Incorporation will be amended to reflect the increase. The proposed text of Article FOURTH of the Certificate of Incorporation, as proposed to be amended and restated to reflect the foregoing, and as approved by the Board of Directors, is annexed hereto as Exhibit A. While the Board of Directors is seeking such approval from the stockholders at this time, it has no present aggrement, commitment, plan or intent to issue any of the additional shares of Common Stock provided for in this Proposal, except for the shares reserved for issuance pursuant to the Company's 1995 Stock Plan, previously approved by the Company's stockholders.
                 All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share they own at any stockholders' meeting. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such distribution to holders of Common Stock (subject to any preferences of holders of Preferred Stock). There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares of Common Stock. The Common Stock does not have cumulative voting rights, which means that the holders of shares representing more than 50% of the voting power represented by all shares of the Company's Common Stock in an election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% of the voting power would not be able to elect any directors.
                 As noted below, the total number of shares of Common Stock held by Mr. Joseph L. Ranzini, Mr. Stephen Lange Ranzini, Mrs. Mildred Ranzini, the various Ranzini family trusts and the shares allocated to Mr. Stephen Lange Ranzini pursuant to the Company's Employee Stock Ownership Plan was, as of March 31, 1998, 1,313,121, and therefore these persons and trusts together hold more than 50% of the voting power represented by all shares of the Company's Common Stock.
                 Although in certain circumstances additional shares of Common Stock would be available for general corporate purposes and could be placed privately in a manner which would make a change in control of the Company more difficult, such an effect currently seems unlikely in view of the majority ownership of shares of Common Stock by members of and trusts related to the Ranzini family. If such majority ownership were to cease at some time in the future, then, under certain circumstances, the Board of Directors could create impediments to, or frustrate, persons seeking to effect a takeover or transfer in control of the Company by causing the increased authorized shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors has determined is not in the best interests of the Company and its stockholders, but in which unaffiliated stockholders may wish to participate. Furthermore, the existence of such shares might, in such a case, have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares could dilute the Company's book value per share and the Common Stock ownership of such person. Accordingly, although no such action seems possible in light of the current ownership of the outstanding Common Stock, one of the effects of the Proposal, if approved, might be to make a tender offer more difficult to accomplish. This may be beneficial to management in a hostile tender offer, thus having an adverse effect on stockholders who may want to participate in such tender offer.
                 It should also be noted future issuances of a substantial number of additional shares of Common Stock could result in potential dilution of existing stockholders' equity interests depending on the nature and value of the consideration received for such newly issued shares. Prior to the amendment covered by this Proposal, the total number of new shares which could be issued (with such a potentially dilutive effect) would be significantly limited.
                 The additional authorized shares of Common Stock resulting from the Proposal would, when issued, have the same rights as the issued and outstanding existing shares of Common Stock. Stockholders of the Company do not have preemptive rights nor will they as a result of the Proposal.
                 If the Proposal is approved, the additional authorized Common Stock as well as the currently authorized but unissued Common Stock would be available for issuance in the future for such corporate purposes as the Board of Directors deems advisable from time to time without the delay and expense incident to obtaining shareholder approval, unless such action is required by applicable law or by the rules of the National Association of Securities Dealers, Inc. or of any stock exchange upon which the Company's shares may then be listed.

                 The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting on this Proposal is required for approval of this Proposal (Proposal No. 2 on the Proxy
Card). The Directors of the Company, who together control a majority of the voting power of the Company's outstanding Common Stock, intend to cast their votes for this Proposal.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 2,500,000 TO 5,000,000.


ITEM 3:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                 Set forth below and on the following pages is information with respect to number and percentage of outstanding shares of the Company beneficially owned by certain persons, including those known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, the directors of the Company individually and the directors and officers of the Company as a group. The information in the table is as of March 31, 1998, except as otherwise indicated.

                                                          Amount and Nature           Percent
Name and Address                            Title of         of Beneficial              of
----------------                             Class           Ownership (1)             Class
                                            ---------     -----------------           --------
Joseph L. Ranzini, Esq.                     Common            895,277   (2)(4)         44.75%
959 Maiden Lane                             Stock                       (10)
Ann Arbor, MI 48105

Mildred Ranzini                             Common            724,308   (2)(3)(5)      35.93%
43 Sweetwater Drive                         Stock                       (10)
Belle Mead, NJ 08502

Stephen Lange Ranzini                       Common            456,845   (3)(6)         22.83%
c/o University Bank                         Stock                       (11)
959 Maiden Lane
Ann Arbor, MI 48105

Dr. Joseph Lange Ranzini                    Common             92,400   (11)            4.62%
30 Chestnut Avenue                          Stock
Waynesboro, VA 22980

Prof. Paul Lange Ranzini                    Common            171,600   (11)            8.58%
1024 Pleasant View Road                     Stock
Middleton, WI 53562

Keith E. Brenner                            Common             29,582   (7)(9)          1.47%
135 Green Meadow Lane                       Stock
Boulder, CO 80302

(TABLE CONTINUED AND FOOTNOTES LOCATED ON FOLLOWING PAGE)

Robert Goldthorpe                           Common             52,500                          2.60%
2564 Helmer St.                             Stock
McMillan, MI 49853

Michael Talley                              Common             15,000 (9)                      0.74%
55 Payson Avenue #4I                        Stock
New York, NY 10034

Ranzini Family Trust                        Common            480,000 (2)                     23.99%
dated 11/8/90                               Stock
c/o University Bank
959 Maiden Lane
Ann Arbor, MI 48105

Ranzini Family Trust                        Common            199,308 (3)                      9.96%
dated 12/20/89                              Stock
c/o University Bank
959 Maiden Lane
Ann Arbor, MI 48105

All Current Officers                        Common          1,462,703 (2)(3)(7)               70.87%
and Directors, as a                         Stock                     (8)(9)(10)
Group (Nine Persons)                                                  (11)(12)                    -

       ----------------------

       (1) Unless otherwise indicated, the indicated person is believed to have sole voting and investment power over shares indicated as beneficially owned by such person.

       (2) Includes 480,000 shares of Common Stock held by an irrevocable trust, the primary beneficiary of which is Mr. Stephen Lange Ranzini. The trustees of the trust are Mr. Joseph L. Ranzini and Mrs. Mildred Ranzini.

       (3) Includes 199,308 shares of Common Stock held by an irrevocable trust, the primary beneficiaries of which are Mr. Joseph L. Ranzini's five adult children. The trustees of the trust are Mr. Stephen Lange Ranzini and Mrs. Mildred Ranzini. Mr. Stephen Lange Ranzini is a primary beneficiary of one-fifth or 39,862 of the shares of Common Stock held under the terms of the trust.

       (4) Does not include the 199,308 shares of Common Stock referred to in note 3 above, as to which Mr. Ranzini disclaims beneficial ownership.

       (5) Mrs. Ranzini disclaims beneficial ownership of shares of Common Stock owned by her spouse, Joseph L. Ranzini.

       (6) Includes 20,912 shares of Common Stock which represent Mr. Stephen Lange Ranzini's current accrued allocation of shares of Common Stock under the University Bancorp, Inc. ESOP. Does not include the shares held in the trust referred to above in note 2 as to which Mr. Ranzini is the primary beneficiary.
(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

       (7) Includes shares of Common Stock owned beneficially by Mr. Brenner's retirement plan, and also includes 1,062 shares of Common Stock owned by Mr. Brenner's minor children and 1,830 shares owned by Copy Time Communications, Ltd., a company owned 50% by Mr. Brenner, for which, Mr. Brenner advises, he has sole voting and investment power.
         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
       (8) Does not include shares held by the University Bancorp, Inc. ESOP, other than the accrued allocation of shares thereunder to Stephen Lange Ranzini referred to in note 6 above.

       (9) Currently exercisable options on 15,000 shares of common stock are held by each of Mr. Brenner, Mr. Goldthorpe, Mrs. Ranzini and Mr. Talley. An option to purchase shares of Common Stock which will be exercisable as to 3,000 shares on June 1, 1998 is held by the Chief Financial Officer of the Company. The shares subject to such person's respective option are included in such person's respective holdings and in the total shares held by all current officers and directors as a group.

       (10) Includes 34,500 shares of Common Stock held by Michigan BIDCO, Inc., as to which each individual disclaims beneficial ownership.

       (11) Includes shares held by various of the thirteen Ranzini family trusts established in 1996, which collectively hold 171,600 shares of Common Stock, as follows: Stephen Lange Ranzini and Prof. Paul Lange Ranzini as trustees of each of such 13 trusts covering all 171,600 shares, and disclaim beneficial ownership of such 171,600 shares of Common Stock held by such Trusts for which they are trustees. Dr. Joseph Lange Ranzini is a trustee as to certain of such trusts covering 92,400 shares, and disclaims beneficial ownership of such 92,400 shares of Common Stock held by Trusts for which he is a trustee.

       (12) The total number of shares of Common Stock held by Mr. Joseph L. Ranzini, Mr. Stephen Lange Ranzini, Mrs. Mildred Ranzini, the various Ranzini family trusts, and the shares included in note 6, above, is 1,313,121. In addition, Mrs. Mildred Ranzini holds options on 15,000 shares of Common Stock.

                               EXECUTIVE OFFICERS

                 Joseph L. Ranzini and Stephen Lange Ranzini hold executive officer positions with the Company, as indicated above under "Election of Directors".
                 Donald Rositano, age 34, is Chief Financial Officer of the Company. A Certified Public Accountant, he was elected to such position in July 1997. From June 1991 to February 1995, he was CFO of Bank One Fenton, Michigan. Bank One Fenton was acquired by Citizens Bank of Flint, Michigan, and then from March 1995 to July 1997 he was VP, Operations Control and Coordination Manager and then Retail Deposit Product Manager with Citizens

Bank. From November 1987 to June 1991 he was Corporate Auditor and Senior Auditor with Banc One Corporation.

                 Officers of the Company serve at the discretion of the Board of Directors and generally are to be elected annually.

                             EXECUTIVE COMPENSATION

                 The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to the Company and affiliates for the fiscal years ended December 31, 1997, 1996, and 1995, of the Chief Executive Officer of the Company, and the Chief Executive Officer of the Bank, who was elected to such position in December 1995 and resigned in November 1997. There were no other individuals whose salary and bonus from the Company or its affiliates for the latest fiscal year exceeded $100,000:

                                                    SUMMARY COMPENSATION TABLE
                                                                                         Long Term
                                Annual Compensation($)                                   Compensation
                                ---------------------------                              ------------
                                                                                          Awards
                                                                                ---------------------
                                                               Other                               Securities
Name and                                                       Annual           Restricted         Underlying
Principal                                                      Compen-          Stock              Options/
Position                Year    Salary          Bonus          sation           Awards($)          SARs (#)
-------------           ----    ------          -----          ------           ---------          --------
Stephen Lange           1997    $110,080        $  -           $  6,750         $ 6,884              -
  Ranzini                        (1)                               (2)           (3)(4)
  President &           1996    $108,524        $  -           $      -         $ 2,605              -
  CEO                    (1)                                     (5)

                        1995    $103,750        $  -           $      -         $ 5,208              -
                                 (1)                                              (6)


Mark Ouimet             1997    $116,342        $300,000       $128,248         $  -                 -
  former                                          (7)            (8)
  Director &            1996    $127,000        $165,000       $  8,507         $  -                 -
  Pres. of                                        (7)            (9)
  University
  Bank                  1995    $  7,815        $  -           $114,922         $  -               180,000
                                                                 (10)
----------------------

(1) Salary in 1997, 1996 and 1995 includes $45,600, $44,025 and 41,250, respectively, from Michigan BIDCO, Inc., for which Mr. Ranzini served as Treasurer.
(2) Represents SEP IRA pension payment of $6,750 from Michigan BIDCO, Inc. in 1997.
(3) At the end of the Company's fiscal year ended December 31, 1997, 20,912 shares of the Company's common stock were allocated to Mr. Ranzini under the Company's ESOP. Mr. Ranzini's rights in all of said shares are vested. Valued
    (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
     at $3.25 per share, the last sale price of the Company's common stock on December 31, 1997, the aggregate value of such shares was $67,963.

(4) Allocation under the Company's ESOP of 2,118 shares of the Company's common stock to Mr. Ranzini in August 1997.
(5) Allocation under the Company's ESOP of 782 shares of the Company's common stock to Mr. Ranzini in June 1996.
(6) Allocation under the Company's ESOP of 1,689 shares of the Company's common stock to Mr. Ranzini in April 1995.
(7) Includes $300,000 and $165,000 incentive bonus, pursuant to the terms of his Employment Agreement, paid in 1997 and 1996 respectively.
(8) Includes severance of $115,000 paid in 1997, $80,000 to be paid in 1998 pursuant to the severance agreement, and perquisite amounts aggregating $13,248 representing car lease payments allocable to 1997 and amounts paid to or paid on behalf of Mr. Ouimet as reimbursement for certain expenses incurred by him.
(9) Includes perquisite amounts aggregating $8,507 representing car lease payments allocable to 1996 and amounts paid to or paid on behalf of Mr. Ouimet as reimbursement for certain expenses incurred by him.
(10) Consists of bonus amounts paid to Mr. Ouimet in connection with the commencement of his employment with University Bank, pursuant to the terms of his Employment Agreement (in part to cover benefits from his former employer foregone by Mr. Ouimet), including the issuance of 18,000 shares of Common Stock, valued for this purpose at $3.083 per share, the closing bid for the Common Stock on December 31, 1995, and perquisite amounts aggregating $9,422 representing car lease payments allocable to 1995 and amounts paid to Mr. Ouimet as reimbursement for certain expenses incurred by him.

                 No options to purchase shares of Common Stock were granted to the executive officers named in the above summary compensation table during 1997.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR & FY-END OPTION VALUES

                                                                    Number of
                                                                    Securities              Value of
                                                                    Underlying              Unexercised
                                                                    Unexercised             In-the-Money
                                                                    Options at              Options at
                                                                    FY-End (#)              FY-End ($)
                          Shares
                          Acquired on           Value               Exercisable/            Exercisable/
  Name                    Exercise (#)          Realized($)         Unexercisable           Unexercisable
--------                  ------------          -----------         -------------           -------------
Stephen Lange
 Ranzini                              0              -                    -                      -

Mark Ouimet
 (exercisable)                        0              -              180,000 (1)             $ 45,000
 (unexercisable)                      0              -                    - (1)             $     -

[footnote on following page]
(1) These options expired, unexercised effective January 1, 1998. Options covering an additional 90,000 shares were reserved for Mr. Ouimet but never vested because he left the Company's employment in November 1997.


                 Except as indicated in the above table and as indicated below in the description of Mr. Ouimet's Employment Agreement, neither Stephen Lange Ranzini nor Mark Ouimet received during the three fiscal years ended December 31, 1997 or held at December 31, 1997, any stock options, SAR grants or Long Term Incentive Plan Awards.

                 The Company does not have a defined benefit or actuarial pension plan.

                 On November 17, 1997, University Bank and the Company entered into a severance agreement with Mr. Ouimet, under which terms Mr. Ouimet was paid $115,000 in 1997 and an additional $80,000 was to be paid in 1998. The severance agreement terminated an Employment Agreement among University Bank, the Company and Mr. Mark Ouimet, providing for his retention as President and Chief Executive Officer of the Bank. It provided for a base annual salary of $127,000, increasing annually by a minimum of 5%, and bonus compensation tied to the performance of the Bank's office(s) in the lower peninsula in Michigan, with incremental bonus amounts payable upon the achievement of cumulative financial milestones in terms of dollar amounts of deposits and of "on balance sheet" loans. The total cumulative amount of bonuses available under the Employment Agreement was $750,000, of which $300,000 was paid in 1997 and $165,000 was paid in 1996.

                 Under the terms of the Employment Agreement options to purchase up to 270,000 shares of Common Stock at $3.00 per share were granted to Mr. Ouimet under the Company's 1995 Stock Plan.

Mr. Ouimet, under the terms of his Employment Agreement and the agreement granting him such options, was entitled to loans from the Company to finance the exercise price of such options. The options granted to Mr. Ouimet prior to his leaving the Company's employment expired on January 1, 1998 and were not exercised by Mr. Ouimet.

                 Under the terms of the Employment Agreement, Mr. Ouimet also received a payment of $50,000 and the grant to him of 18,000 shares of Common Stock in respect of benefits foregone by him from his prior employer, as well as an amount to cover Mr. Ouimet's legal costs in connection with the negotiation, review and execution of the Employment Agreement and to cover dental costs through December 31, 1996.

                 Mr. Ouimet was also entitled to certain other benefits under the Employment Agreement, including disability and life insurance coverage at the Bank's cost, reimbursement for lease payments, maintenance, gas and insurance on an automobile, participation in the Bank's medical savings account benefit program, reimbursement for club and civic and professional association dues and for continuing education, and matching charitable contributions as deemed appropriate by the Bank's Board of Directors.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                 The management of the Company ("we") reviewed the Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during its most recent fiscal year. We also reviewed the Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from executive officers and directors of the Company that did not file a Form 5 with respect to its most recent fiscal year, to the effect that no filing of a Form 5 is required with respect to such person. Based upon our review, no person who, at any time during the Company's most recent fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock, failed, as disclosed in the above Forms, to file on a timely basis, any reports required by Section 16(a) of the Exchange Act.

                               COMPENSATION PLANS

                 University Bancorp, Inc. 1995 Stock Plan. The 1995 Stock Plan of the Company was adopted by the Board of Directors in November 1995 (and amended in April 1996) and later approved by the Company's stockholders. The purpose of the 1995 Stock Plan is to provide incentives to officers, directors, employees and consultants of the Company. Under the 1995 Stock Plan, officers and other employees of the Company and any present or future parent or subsidiary (collectively "Related Corporations") are provided with the opportunity to purchase shares of Common Stock as "incentive stock options" ("ISOs"), as defined in

Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of the Corporation and Related Corporations are provided with the opportunity to purchase shares of Common Stock of the Company pursuant to options which do not qualify as ISOs ("Non-Qualified Options") and, in addition, such directors, officers, employees and consultants may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and Purchases are referred to hereafter as "Stock Rights".

                 A total of 525,000 shares of Common Stock (as adjusted automatically per the terms of the Plan as a result of the Company's February 1998 3 for 2 stock split effected in the form of a 50% stock dividend) of Common Stock are reserved for issuance upon the exercise of Options or in connection with Awards or Purchases of stock under the 1995 Stock Plan (subject to adjustment for capital changes). Shares subject to Options which for any reason expire or are terminated unexercised may again be available for grant under the 1995 Stock Plan. Unless sooner terminated, the 1995 Stock Plan will terminate on November 15, 2005.

                 The 1995 Stock Plan is administered by the Board of Directors of the Company. The Board has the right, in accordance with the Plan, to appoint a Compensation Commitee ("Compensation Committee") of three or more of its members to administer the Plan. The Compensation Committee of the Board of Directors has been established and provides recommendations to the Board on the granting of options. The 1995 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and not more than ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the ISO expires no more than five years from its date of grant.

                 Exercise of any Stock Right, in whole or in part, under the 1995 Stock Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the Common Stock in full, or, at the discretion of the Compensation Committee, by the delivery of shares of Common Stock of the Company, valued at fair market value, a promissory note, or through an exercise notice payment procedure, or any combination thereof.

                 During 1997, Options for a total of 140,700 shares of Common Stock were granted under the 1995 Stock Plan. Options for a total of 22,753 shares of Common Stock were exercised in 1997. As of March 31, 1998, options for a total of 188,447 shares of Common Stock were outstanding under the 1995 Stock Plan and 306,988 shares of Common Stock were available for grant of Stock Rights under the 1995 Stock Plan.

                 University Bancorp, Inc. Employee Stock Ownership Plan. The Company has had in effect an employee stock ownership plan (the "ESOP") for eligible employees of the Company and its subsidiaries. The ESOP is a qualified plan under section 401(a) of the Internal Revenue Code, as amended. The ESOP provides that the employer may contribute thereto such amounts as it may determine and the contributions may be in cash or in stock, at the election of the Company. Contributions are allocated among employees who have reached age 21, have at least one year of service and are employed more than 500 hours throughout the year. Contributions are allocated in the proportion that the employee's total compensation for the year (up to $200,000) bears to the total compensation of all ESOP participants for the year (up to $200,000 per participant). However, the sum of contributions and forfeitures allocated to an employee in any year cannot exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Employees who retire, die, become disabled or terminate their employment for any other reason would receive the value of the vested portion of their accounts, in cash or stock. Employees vest in their accounts in accordance with a vesting schedule based on years of credited service. Employees have the right to require the Company to repurchase shares distributed to them pursuant to the terms of the ESOP. In 1997 and 1996, the Company contributed to the ESOP 9,906 and 4,050 in additional shares of Common Stock valued at $36,322 and $15,056, respectively, based upon the then current bid price of the Company's common stock of $3.6667, and $3.7083.

                 University Bank 401(k) Profit Sharing Plan. In 1996 the Bank replaced the SEP IRA Plan with a new 401(k) Profit Sharing Plan (the "401(k) Plan"), effective January 1, 1996, which allows an employee of the Company or any of its subsidiaries who has reached age 18 and has completed one year of service to elect to reduce their compensation by up to 12% (subject to specified maximum limitations) and have such amounts contributed on their behalf to the 401(k) Plan. The 401(k) Plan provides for matching employer contributions for each employee who elects to reduce his or her compensation. The amount of matching contribution is up to the sole discretion of the employer. The employer can also make additional discretionary contributions for participating employees. The sum of an employee's salary reductions, and the matching and discretionary contributions and forfeitures allocated to an employee in the year could not exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Participants in the 401(k) Plan who retire, die or terminate their employment for any other reason after having completed at least five years of service would receive the total amount of their account. No matching contributions were made by the Bank for the years ended December 31, 1997 and 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                 In May 1993, a Rural Business and Industrial Development Company now called Michigan BIDCO, Inc. was established (the "BIDCO"). The BIDCO is licensed by the Michigan Financial Institutions Bureau (the "FIB") under the State of Michigan BIDCO program, and regulated and examined by the Bank & Trust Division of the FIB. The BIDCO invests in businesses in Michigan with the objective of fostering job growth and economic development. In 1995 and 1996, the Company purchased a total of $197,000 convertible debentures of BIDCO for $203,000, convertible into 131 shares of BIDCO's shares, representing 4.97% of BIDCO's shares on a fully diluted basis. Joseph L. Ranzini is the President and Chairman of the Board of BIDCO and Stephen Lange Ranzini is the Treasurer. Stephen Lange Ranzini received $52,350 in salary, SEP IRA and board fee compensation from BIDCO in 1997. Joseph L. Ranzini received $99,018 in salary, SEP IRA and board fee compensation from BIDCO in 1997.

                 When the BIDCO invests in businesses, it generally requires as part of its lending and/or investing agreement the right to designate one seat on the board of the companies in which it invests. Staff members of the BIDCO are assigned the task of sitting on such boards. Remuneration for such board assignments is paid directly to the BIDCO. In connection with his duties as Treasurer of BIDCO, Stephen Lange Ranzini, is a director of Great Lakes Tissue, a tissue paper mill, and Scanlan Communications, an ABC-TV broadcast affiliate. He also serves as the President of Arbor Street Corp. (New Jersey), the General Partner for Austin Trading Partners, LP, an investor in a mixed office waste deinked pulp mill.

                 The BIDCO has, by general policy of its board of directors, a loan and investment in one borrower limit of $500,000. From time to time, the BIDCO receives loan and/or investment proposals from third parties requesting an investment by the BIDCO in excess of this $500,000 limit. In such event, the BIDCO has in certain instances formed single purpose limited liability companies (the "LLCs") whose members, including Joseph and Stephen Ranzini, are directors, shareholders and bondholders of the BIDCO to fund amounts over the $500,000 limit. The outside investor groups invest on a pro rata, parri passu (equal) basis with the BIDCO. Since the inception of the BIDCO the following investments were made with investor group participation:

                 The BIDCO invested $500,000 and an LLC invested $800,000 of a $1,300,000, 5.5 year fully amortizing lease at 24% interest, plus an upfront $100,000 origination fee, secured by railroad boxcars through Northern Federal Leasing LLC. The BIDCO invested $500,000 and an LLC invested $280,000 of a $780,000 investment in Northern Federal Pulp and Paper LLC, which made an equity investment in Austin Trading Partners, LP (a partner in the Great Lakes Pulp and Fibre recycle pulp mill being built in

Menominee, Michigan). In each of these LLCs, Joseph and Stephen Ranzini each contributed 1/9th of the LLCs' investment. The BIDCO invested $42,000 and an LLC (in which Joseph and Stephen Ranzini each contributed 1/10th of the LLCs' investment) invested $28,000 for a 50% equity investment in Northern Federal Hotels LLC.

                 In 1995, the Bank, through a 98%-owned subsidiary, Arbor Street LLC (Michigan), purchased $1,000,000 in federal low income housing tax credits through a partnership investment in Michigan Capital Fund for Housing Limited Partnership I, a Michigan limited partnership (the "Partnership"). The investment consisted of a $100,000 equity purchase and the execution by Arbor Street LLC of a $900,000 promissory note held by the Partnership (the "Note"). In connection with the execution of the Note, the Partnership required Joseph
L. Ranzini and the Ranzini Family Trust dated 12/20/89 to personally guarantee the Note, because the Bank was prohibited from doing so by state banking regulations. In exchange for arranging for the guaranty of the Note, Joseph L. Ranzini and Stephen Lange Ranzini each received a 1% interest in Arbor Street LLC.

                 The Bank had a vacant residential lot in Sault Ste. Marie, Michigan which it had repossessed on its books and which it was unable to sell for a number of years because the lot needed substantial investment before a home could be built on it. In late 1996, the Bank arranged for Goldthorpe Enterprises, a general contracting firm which is an affiliate of Robert Goldthorpe, a director of the Company, to improve the lot and erect a pre-fabricated home on the lot. The Bank financed the improvements and then sold the property to Goldthorpe Enterprises for $101,905 in early 1997 based on the Bank's cost plus an annual yield of 8.25% interest (the then current Prime
Rate).

                 In February 1996, the Bank lent LDD Capital, which is not affiliated with the Company, $300,000 secured by $800,000 of residential rental properties. LDD Capital used the funds to acquire $300,000 principal amount of convertible bonds of AIM Group, an SEC-registered industrial minerals firm listed on the NASDAQ Bulletin Board in a $1,050,000 private placement. An LLC 2/3 owned by members of the Ranzini family and their family trusts, and 1/3 owned by the President of AIM Group also acquired $450,000 principal amount of convertible bonds of AIM Group in the same private placement. In May 1997 LDD Capital repaid the $300,000 loan from the Bank in full.

                 The Company maintains an investment securities account with Ladenburg Thalmann & Co. Inc. Michael Talley, a director of the Company, receives commissions on the transactions in this account. The Company pays commissions at rates which are comparable to those paid in its other investment securities accounts at other brokerage firms.

                 Stephen Lange Ranzini, Prof. Paul Lange Ranzini and Dr. Joseph Lange Ranzini are the sons of Joseph L. Ranzini and Mildred Ranzini.


                         INDEPENDENT PUBLIC ACCOUNTANTS

                 The independent public accountant selected to be the Company's principal accountants for the fiscal year ending December 31, 1998 is Crowe, Chizek & Co. A representative of such accounting firm is expected to be available by speaker telephone at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, or to respond to appropriate questions.

                                 OTHER MATTERS

                 The cost of proxy solicitation will be borne by the Company. Banks, brokers and other nominees will be reimbursed for their customary expenses incurred in connection with the forwarding of proxy materials. In addition, proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company and its subsidiaries by telephone, telegraph, telecopy or in person.


Dated: April 27, 1998

                                                                       EXHIBIT A

                             ARTICLE FOURTH OF THE
                    COMPANY'S CERTIFICATE OF INCORPORATION,
                     AS PROPOSED TO BE AMENDED AND RESTATED

FOURTH. The Corporation shall be authorized to issue two classes of capital stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have the authority to issue is Five Million Five Hundred Thousand (5,500,000)); the total number of shares of Common Stock shall be Five Million (5,000,000) and each such share shall have a par value of $0.01; and the total number of shares of Preferred Stock shall be Five Hundred Thousand (500,000) and each such share shall have a par value of $0.001. Any shares of the Preferred Stock may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors of the Corporation. Before any shares of Preferred Stock of any particular series will be issued, a certificate will be filed with the Secretary of State of Delaware setting forth the designation, rights, privileges, restrictions, and conditions to be attached to the Preferred Stock of such series and such other matters as may be required, and the Board of Directors will fix and determine, in the manner provided by law, the particulars of the shares or such series, whether such series shall have voting rights, whether such series shall have conversion privileges, whether or not the shares of such series shall be redeemable, whether such series shall have a sinking fund for the redemption or purchase of shares of that series, the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and any other relative rights, preferences and limitations of such series.

                            UNIVERSITY BANCORP, INC.

                 This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders of University Bancorp, Inc. (the "Company") scheduled for June 9, 1998.

                 The undersigned hereby appoints Joseph L. Ranzini,
Stephen Lange Ranzini and Robert Goldthorpe, and each of them individually, proxies, with full power of substitution, to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held on June 9, 1998, and at any adjournment(s) thereof, upon all subjects that may properly come before the Meeting and any adjournments thereof, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy. If no directions are given, the proxies will vote "FOR" the election of all listed nominees for election as Directors and "FOR" Proposals No. 2, and at their direction on any other matter that may properly come before the Meeting or any adjournment thereof.

                 Your vote for the election of directors, described in the proxy statement may be indicated on the reverse side of this proxy.

                 The nominees for election as directors are: Keith Brenner, Robert Goldthorpe, Joseph L. Ranzini, Dr. Joseph Lange Ranzini,
Mildred Ranzini, Prof. Paul Lange Ranzini, Stephen Lange Ranzini and Michael Talley.

________________________________________________________________________________
                          The Board of Directors recommends a vote FOR all listed candidates for election as Directors and FOR Proposal No. 2.

________________________________________________________________________________
                              (SEE REVERSE SIDE)

                 This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election as Directors of the nominees listed on the reverse side of this proxy and "FOR Proposal No. 2.

                  ELECTION OF DIRECTORS (see reverse side for list of nominees)

FOR              WITHHELD                 FOR, except vote withheld from the
                                          following nominee(s):
[ ]                 [ ]
                                          __________________________________

                                          __________________________________

PROPOSAL NO. 2 (the amendment of the Article FOURTH of the Certificate of incorporation of the Company to increase the amount of the authorized shares of Common Stock from 2,500,000 to 5,000,000 and accordingly the total number of authorized shares of capital stock from 3,000,000 to 5,500,000)

FOR            AGAINST                   WITHHELD

[ ]              [ ]                       [ ]

                                  The signer hereby revokes all proxies
                                  heretofore given by the signer to vote at the Meeting or any adjournment thereof.

                                  Dated:__________________

                                  x_______________________
                                  Signature

Stockholder:                      ________________________
                                  Signature (if held jointly)

                                  Please sign above exactly as name
                                  appears hereon. Joint owners should each sign. When signing as officer, attorney, executor, administrator, trustee or guardian, please give full title as such.